  Exhibit 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS
FIRST QUARTER 2020 FINANCIAL RESULTS

BEVERLY HILLS, CA, MAY 18, 2020 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (OTCQB:TOMZ), is a global company specializing in disinfection and decontamination, utilizing its premier Binary Ionization Technology (BIT™) platform through its SteraMist® products - a hydrogen peroxide-based mist and fog composed of ionized Hydrogen Peroxide (iHP™), announced its results for the first quarter of 2020.

TOMI Chief Executive Officer, Dr. Halden Shane stated, “In the beginning of 2020 the world saw a surge globally for disinfectants and an enhanced level of clean to help prevent and mitigate the spread of the SARS CoV-2 coronavirus, which has put TOMI and its SteraMist® line of products front and center in the fight against this global pandemic.

During this pandemic our customer base has grown significantly. We remain committed to keeping up with the increased demand and ensuring that those fighting against the SARS CoV-2 virus are well-equipped with our technology and solution. We continue innovating for a safer world by fighting coronavirus and other known and emerging pathogens."

Financial Results for the Three Months Ended March 31, 2020 compared to March 31, 2019

●
Total net revenue was $7,053,000 compared to $1,253,000, representing an increase of $5,800,000, or 463%.
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SteraMist® product-based revenues was $6,638,000 and $1,029,000, respectively, representing an increase of $5,609,000 or 545%.
–
Service-based revenue was approximately $415,000 and $224,000, respectively, representing a year over year increase of 85%.
–
Domestic revenue was $3,569,000 and $1,136,000, respectively, representing an increase of $2,433,000, or 214%.
–
International revenue was approximately $3,484,000 and $117,000, respectively, representing an increase of $3,367,000 or 2,878%.
●
Gross margins were 63.6% compared to 60.6%. The higher gross profit is attributable to the product mix in sales.
●
Income from operations was $2,659,000, compared to a Loss from operations of ($868,000), representing an increase of $3,527,000, or 406%.
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Net Income was $2,619,000, or $0.02 on a per share basis compared to a Net loss of ($935,000), or ($0.01) on a per share basis, representing an increase of $3,554,000, or 380%.
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Cash provided from operations of $3,316,000, compared to cash used in operations of ($649,000).
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EBIDTA was $2,831,000 compared to an adjusted net loss of ($691,000). A table reconciling EBITDA to the appropriate GAAP measure is included with the Company's financial information below.

Balance sheet highlights as of March 31, 2020 and December 31, 2019
●
Cash and cash equivalents of approximately $3,756,000 and $897,000, representing an increase of $2,859,000.
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Working capital of $6,365,000 and ($1,266,000), representing an increase of $7,631,000.
●
 Conversion of $4,500,000 in convertible notes into 8,333,332 common shares.
●
Shareholder equity of $8,324,000 and $890,000, representing an increase of $7,434,000.

Current Business Highlights To Date
Revenues
●
First quarter revenue of $7,053,000 eclipsed total revenue generated for the full calendar year of 2019.
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Year over year growth in overall revenue to date of 496% (unaudited).
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Year to date growth in equipment and solution revenue of 485% and 933%, respectively, compared to the same prior year period (unaudited).
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Sold 241 machines to date in 2020, representing an approximate 551% increase over the same prior year period.
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Sold 16,000 gallons of solution to date, representing a increase of 834% when compared to the same prior year period.

Customers
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Added one hundred and forty-one (141) customers to date in 2020, representing a 571% increase over the same prior year period.
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Added thirty-one (31) new facilities in the hospital-healthcare division to date in 2020, representing a 94% increase over the same prior year period.
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Added fifty-nine (59) new TSN providers to date in 2020, representing a 1,833% increase over the same prior year period, creating a total of 161 providers throughout 40 U.S. States and Canada.
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Added twenty-nine (29) new customers to our Life Sciences customer base, representing an increase of 263%.
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Added one (1) new Food Safety customer who purchased and implemented our SteraMist® technology into their facility, bringing to a total of six (6) customer food safety customers.

Business Highlights

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As SteraMist® continues to be used to fight the spread of coronavirus, there has been an increase in demand for solution orders across the world.
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Clean-Bit continues to expand throughout Israel, purchasing additional SteraMist® units and BIT™ solution.
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SteraMist® Declared Official Decontamination Technology of Seoul City Metropolitan Transit Systems.
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Expanded into the private aviation sector in Germany, multiple market segments in Indonesia and hospital-healthcare, military and homeland security in Singapore.
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New channels were opened as decontamination and disinfecting processes are updated and implemented, including but not limited to, fire departments, morgues, FAA, police departments, county and state health departments, cruise ships, infectious disease research facilities, military and ambulances.
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Deployment of SteraMist® to be used around the world to decontaminate N95-equivalent respirator masks, PAPRs, face shields, and other medical protective equipment.
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Binary Ionization Technology® (BIT™) Solution qualified to meet the EPA Emerging Viral Pathogen Guidance for Antimicrobial Pesticides with the SteraMist® Environment System for room fogging/misting against SARS-CoV-2, the novel coronavirus that causes COVID-19.
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Registration of SteraMist® equipment and BIT™ solution with Chinese Center for Disease Control and Prevention (China CDC).

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS

Current Assets:	March 31, 2020 (Unaudited)	December 31, 2019
Cash and Cash Equivalents	$3,755,816	$897,223
Accounts Receivable - net	3,146,197	1,494,658
Inventories	635,529	2,315,214
Vendor Deposits	1,266,560	141,052
Prepaid Expenses	170,856	187,664
Total Current Assets	8,974,958	5,035,811

Property and Equipment – net	1,257,831	1,367,864

Other Assets:
Intangible Assets – net	845,663	939,010
Operating Lease - Right of Use Asset	664,198	674,471
Capitalized Software Development Costs - net	83,803	94,278
Other Assets	122,957	114,033
Total Other Assets	1,716,621	1,821,792
Total Assets	$11,949,410	$8,225,467

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$832,177	$713,222
Accrued Expenses and Other Current Liabilities	655,736	450,112
Accrued Officers Compensation	30,383	-
Accrued Interest	-	66,667
Customer Deposits	1,017,533	-
Current Portion of Long-Term Operating Lease	73,851	71,510
Convertible Notes Payable, net of discount of $0
at December 31, 2019	-	5,000,000
Total Current Liabilities	2,609,680	6,301,511

Long-Term Liabilities:
Long-Term Operating Lease, Net of Current Portion	1,015,465	1,034,413
Total Long-Term Liabilities	1,015,465	1,034,413
Total Liabilities	3,625,145	7,335,924

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 510,000 shares issued
and outstanding at March 31, 2020 and December 31, 2019	5,100	5,100
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at March 31, 2020 and December 31, 2019	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized;
133,517,083 and 124,700,418 shares issued and outstanding
at March 31, 2020 and December 31, 2019, respectively.	1,335,170	1,247,004
Additional Paid-In Capital	47,863,977	43,136,683
Accumulated Deficit	(40,879,982)	(43,499,244)
Total Shareholders’ Equity	8,324,265	889,543
Total Liabilities and Shareholders’ Equity	$11,949,410	$8,225,467

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	For The Three Months Ended
	March 31,
	2020	2019

Sales, net	$7,053,418	$1,252,658
Cost of Sales	2,565,410	493,310
Gross Profit	4,488,008	759,348

Operating Expenses:
Professional Fees	136,125	105,481
Depreciation and Amortization	171,909	176,845
Selling Expenses	378,645	441,671
Research and Development	59,458	92,577
Equity Compensation Expense	182,772	80,917
Consulting Fees	81,545	35,006
General and Administrative	818,145	694,880
Total Operating Expenses	1,828,599	1,627,377
Income (loss) from Operations	2,659,409	(868,030)

Other Income (Expense):
Amortization of Debt Discounts	-	(17,534)
Interest Income	542	1,030
Interest Expense	(40,689)	(50,000)
Total Other Income (Expense)	(40,147)	(66,504)

Income (loss) before income taxes	2,619,261	(934,532)
Provision for Income Taxes	-	-
Net income (loss)	$2,619,261	$(934,532)

Net income (loss) Per Common Share
Basic	$0.02	$(0.01)
Diluted	$0.02	$(0.01)

Basic Weighted Average Common Shares Outstanding	126,802,819	124,659,307
Diluted Weighted Average Common Shares Outstanding	144,941,677	124,659,307

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED )
	For the Three Months Ended March 31,
	2020	2019
Cash Flow From Operating Activities:
Net Income (Loss)	$2,619,261	$(934,532)
Adjustments to Reconcile Net Income (Loss) to		.
Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	171,909	176,845
Amortization of Lease Liability	39,329	39,644
Amortization of Debt Discount	-	17,534
Amortization of Software Costs	10,475	-
Equity Compensation Expense	182,772	80,917
Value of Equity Issued for Services	48,000	44,000
Reserve for Bad Debt	25,000	(105,000)
Inventory Reserve	(100,000)	-
Changes in Operating Assets and Liabilities:
Decrease (Increase) in:
Accounts Receivable	(1,676,539)	222,922
Inventory	1,815,942	288,827
Prepaid Expenses	16,807	6,792
Vendor Deposits	(1,125,508)	(79,275)
Other Assets	(8,924)	(64,914)
Increase (Decrease) in:
Accounts Payable	118,955	(475,851)
Accrued Expenses	232,813	225,072
Accrued Interest	(66,667)	(50,000)
Accrued Officer Compensation	30,383	(40,208)
Customer Deposits	1,017,533	(1,486)
Lease Liability	(35,865)	-

Net Cash Provided By (Used in) Operating Activities	3,315,678	(648,714)

Cash Flow From Investing Activities:
Capitalized Software Costs	-	(125,704)
Purchase of Property and Equipment	(14,585)	(34,582)
Net Cash (Used in) Investing Activities	(14,585)	(160,286)

	For the Three Months Ended March 31,
	2020	2019
Cash Flow From Financing Activities:
Proceeds from Exercise of Warrants	57,500	-
Repayment of Principal Balance on Convertible Note	(500,000)	-
Net Cash Used in Financing Activities	(442,500)	-
Increase (Decrease) In Cash and Cash Equivalents	2,858,594	(809,000)
Cash and Cash Equivalents - Beginning	897,223	2,004,938
Cash and Cash Equivalents – Ending	$3,755,816	$1,195,938

Supplemental Cash Flow Information:
Cash Paid for Interest	$107,356	$100,000
Cash Paid for Income Taxes	$-	$800
Non-Cash Investing and Financing Activities:
Accrued Equity Compensation	$27,189	$59,845
Conversion of Note Payable into Common Stock	$4,500,000	$-
Equipment, net Transferred to Inventory	$36,256	$-

Reconciliation of Net Income to EBITDA (Adjusted Net Loss)

	For The Three Months Ended
	March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Net income (loss)	$2,619,261	$(934,532)

Interest Income	(542)	(1,030)
Interest Expense	40,689	50,000
Depreciation and Amortization	171,909	194,379
EBITDA (Adjusted Net Loss)	$2,831,317	$(691,183)

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,”“anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP (generally accepted accounting principles) financial information with non-GAAP measures. EBITDA and Adjusted Net Loss was derived by taking earnings before interest expense (net), taxes, depreciation and amortization. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company believes this non-GAAP measure is useful to investors as it provides a basis for evaluating the Company's operating results in the ordinary course of its operations. This non-GAAP measure is not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with, and not in lieu of, the corresponding GAAP measures. EBITDA are reconciled in the tables above to the most directly comparable measure as reported in accordance with GAAP.

INVESTOR RELATIONS CONTACT

Harold Paul
hpaul@tomimist.com